                                                                  EXHIBIT 10.15
                                                                  EXECUTION COPY


                       DAVID WHITE, INC. SUPPLY AGREEMENT

              DAVID WHITE, INC. SUPPLY AGREEMENT, concluded as of May 31, 1995 (the "Agreement") by and between DAVID WHITE, INC., a Wisconsin corporation ("DWI") and AMMANN LASERTECHNIK AG, an Aktiengesellschaft organized under the laws of Switzerland ("ALAG").

                              W I T N E S S E T H:

              WHEREAS, DWI is engaged in the manufacture, sale and distribution of certain laser and other products (the "DWI Products") and components (the "DWI Components");

              WHEREAS, ALAG purchases the DWI Products and DWI Components, pursuant to a Supply Agreement, dated June 30, 1989, between DWI and ALAG, for distribution in connection with its business;

              WHEREAS, DWI and ALAG desire to enter into a new agreement for and the supply of DWI Products and DWI Components to ALAG, upon the terms and conditions herein set forth.

              NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  SALE AND DISTRIBUTION OF DWI PRODUCTS AND DWI COMPONENTS TO ALAG.

                   1.1. AGREEMENT TO SUPPLY. DWI shall sell and deliver to ALAG such quantities of DWI Products and DWI Components as ALAG may require from time to time during the term hereof.

                   1.2. PURCHASE PRICE AND TERMS. Except as otherwise provided herein, the DWI Products shall be sold to ALAG at the prices in U.S. Dollars set forth in the price list attached hereto as Exhibit A and on the DWI standard terms and conditions of sale as are now in effect. The DWI Components shall be sold to ALAG at a price of fifteen percent (15%) over cost. The term, "cost" shall mean DWI's fully burdened cost, including amortization of overhead. Such components and parts which are purchased by DWI from third party suppliers and directly sold to ALAG shall be sold to ALAG at the original purchase price plus fifteen percent (15%).

                   1.3. PAYMENT. Except as otherwise agreed, ALAG shall pay invoices for DWI Products and DWI Components shipped to ALAG within thirty (30) days of receipt of the DWI Products and/or DWI Components or the receipt of any invoice, whichever is later.

                   1.4. DELIVERY. All deliveries shall be made F.O.B. ALAG's factory.

              2. RESTRICTION ON RESALE OF DWI PRODUCTS. ALAG shall not resell, or attempt to resell, in the United States any of the DWI Products purchased by it from DWI.

              3. INDEPENDENT CONTRACTOR. ALAG is an independent contractor and is not DWI's agent or representative for any purpose. Nothing herein shall be construed in such a manner so as to constitute ALAG an agent or representative of DWI. ALAG shall not make any warranty or representation or incur any obligation, liability or indebtedness whatsoever on DWI's behalf. ALAG shall be liable for, and shall indemnify and hold DWI harmless from and against, any and all claims made against DWI that arise out of any act or failure to act by ALAG, or by any of its agents or employees.

              4. FORCE MAJEURE. Neither party shall be responsible to the other for any delay in or failure of performance of its obligations under this Agreement to the extent attributable to causes beyond its reasonable control, including but not limited to acts of God, fires, floods, strikes, acts of any government or delays by carriers, provided that the party affected thereby gives the other party prompt written notice of the occurrence of any event which is likely to cause any such delay or failure and of its best estimate of the length of any delay and the possibility that it will be unable to resume performance; and provided further that said affected party shall use its best efforts to expeditiously overcome the effects of that event and to resume performance.

              5. INDEMNITY. DWI shall hold harmless and indemnify ALAG, its successors and assigns and its customers whether direct or indirect, against any and all losses, damages and expenses (including attorneys' fees and other costs of defending any action) which they, or any of them, may sustain or incur as a result of any claim of negligence, breach of warranty or strict liability in tort in connection with the DWI Products and DWI

Components, except such as may be caused solely by the negligence of ALAG, its successors and assigns, and/or its customers. ALAG shall be responsible for assuring that all DWI Products and DWI Components purchased by ALAG conform to the applicable Swiss regulations.

              6. TERM. This Agreement shall be for a period of two (2) years from the date hereof.


              7.  MISCELLANEOUS.

                   7.1. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other.

                   7.2. NOTICES. Notification required or permitted by this Agreement shall be deemed given upon confirmation of receipt by telecopy or enclosure thereof in an adequately post-paid envelope, sent certified mail - return receipt requested and addressed to the party to be given notice at the address to which that party has previously requested, by notice hereunder, that notices be sent or, if no such request has been made, as follows:

       if to DWI:

              David White, Inc.
              11711 River Lane
              P.O. Box 1007
              Germantown, WI  53022-8207
                   Attn:  Tony L. Mihalovich

       if to ALAG:

              Ammann Lasertechnik AG
              Palmensteg 4
              CH-8580 Amriswil
              SWITZERLAND
              Fax No.: 011-41-71-67-46-58
                   Attn:  Hans-Rudolf Ammann

                   7.3. NO WAIVER. Neither party's failure to enforce at any time any of the provisions of this Agreement shall be construed to be a waiver of such provisions, or of the party's right at any time to enforce each and every provision.

                   7.4. ENTIRE AGREEMENT. This Agreement supersedes any and all prior agreements between ALAG and DWI with regard to the matters herein contained, and constitutes the entire agreement between the parties hereto with regard to such matters.

                   7.5. AMENDMENTS. This Agreement may be amended, modified or supplemented only by written agreement of ALAG and DWI.

                   7.6. GOVERNING LAW. This Agreement shall be governed by and interpreted according to the laws of the state of Wisconsin.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                DAVID WHITE, INC.



                                By:           \S\
                                   -------------------------------
                                Name:
                                Title:

                                AMMANN LASERTECHNIK AG



                                By:          \S\
                                   -------------------------------
                                Name:
                                Title:

                                                          EXHIBIT A
                                                             TO
                                              DAVID WHITE, INC. SUPPLY AGREEMENT


                AMMANN LASERTECHNIK AG PRICING IN U.S. DOLLARS


The remainder of this Exhibit has been omitted and seperately filed with the Commission with a request that it be given confidential treatment.